                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

Boyd Gaming Corporation and Subsidiaries:

We consent to the incorporation by reference in Registration Statements No. 33-17941, No. 33-76484, and No. 33-85022 on Form S-8 of Boyd Gaming Corporation and Subsidiaries of our report dated February 18, 1998 (July 30, 1998, as to Note 13), appearing in and incorporated by reference in this Form 10-K/A Amendment to the Transition Report on Form 10-K of Boyd Gaming Corporation for the six month period ended December 31, 1997.


DELOITTE & TOUCHE LLP

Las Vegas, Nevada
July 30, 1998